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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          ASSETS CONTRIBUTION AGREEMENT

                                     between

                           RSA SECURITY BUSINESS TRUST

                                       and

                               CROSBY FINANCE, LLC

                          Dated as of November 27, 2000

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                               Certain Definitions

SECTION 1.1  Definitions......................................................1
SECTION 1.2  Other Definitional Provisions....................................1

                                   ARTICLE II
                              Conveyance of Assets

SECTION 2.1  Conveyance of Assets.............................................2
SECTION 2.2  Intention of the Parties.........................................2
SECTION 2.3  The Closing......................................................2
SECTION 2.4  Capital Contribution.............................................2
SECTION 2.5  Payment of Expenses by Defaulting Party..........................2

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.1  Representations and Warranties of the Company....................3
SECTION 3.2  Representations and Warranties of RSA............................3
SECTION 3.3  Effectiveness and Survival of Representations and Warranties.....4

                                   ARTICLE IV
                            Miscellaneous Provisions

SECTION 4.1  Amendment........................................................5
SECTION 4.2  Waivers..........................................................5
SECTION 4.3  Notices..........................................................5
SECTION 4.4  Headings and Cross-References....................................5
SECTION 4.5  Governing Law....................................................5
SECTION 4.6  Counterparts.....................................................5

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     This ASSETS CONTRIBUTION AGREEMENT (as amended or supplemented from time to time, this "Agreement"), dated as of November 27, 2000, between RSA SECURITY BUSINESS TRUST, a Massachusetts business trust ("RSA"), and CROSBY FINANCE, LLC, a Delaware limited liability company (the "Company").

                                    RECITALS

     WHEREAS, the parties hereto intend that RSA will transfer the Assets to the Company on the date hereof, pursuant to the terms hereof, and

     WHEREAS, the parties hereto intend that the Company will issue Class A Certificates and Class B Certificates evidencing interests in the Company; and

     WHEREAS, the parties hereto wish to set forth herein certain representations, warranties and covenants of RSA with respect to the Securities for the benefit of the Company and the Certificateholders.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:

                                   ARTICLE I
                               Certain Definitions

     SECTION 1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are defined in Schedule A to the Limited Liability Company Agreement, dated as of November 27, 2000, and executed by RSA as managing member (the "LLC Agreement").

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) The words "hereof', "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms "including" shall mean "including, without limitation,".

     (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

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                                   ARTICLE II
                              Conveyance of Assets

     SECTION 2.1 CONVEYANCE OF ASSETS. In consideration of the Company's delivery to RSA of the Class A Certificates, RSA hereby assigns, contributes and transfers to the Company, without recourse, all of its right, title and interest in, to and under the following:

     (a) the Securities and all payments in respect thereof on or after the Closing Date;

     (b) the VDF Contract, including, without limitation, the right to receive all payments in respect thereof on or after the Closing Date, other than the initial payment in respect thereof; PROVIDED, however, that the assignment, contribution and transfer pursuant to this Section 2.1(b) shall be conditioned upon the execution of, and shall be subject to the terms of, the Novation Agreement;

     (c) the Forward Sales Contracts, including, without limitation, the right to receive all payments in respect thereof on or after the Closing Date; PROVIDED, HOWEVER, that the assignment, contribution and transfer pursuant to this Section 2.1(c) shall be conditioned upon the execution of, and shall be subject to the terms of, the Novation Agreement;

     (d) the proceeds of any and all of the foregoing (collectively, the "Assets").

     SECTION 2.2 INTENTION OF THE PARTIES. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a contribution by RSA to the Company of the Assets and not as a lending transaction.

     If (but only to the extent that) the transfer of the Assets hereunder is characterized by a court or other governmental authority as a loan rather than a contribution, RSA shall be deemed hereunder to have granted to the Company a first priority security interest in all of RSA's right, title and interest in and to the Assets. Such security interest shall secure all of RSA's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, and this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.3 THE CLOSING. The contribution of the Assets shall take place at a closing at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, that is in conjunction with, and conditioned upon, the simultaneous closings under (a) the LLC Agreement, (b) the Administration Agreement, (c) the VDF Contract, (d) the Forward Sales Contracts and (e) the Novation Agreement.

     SECTION 2.4 CAPITAL CONTRIBUTION. RSA, as Managing Member of the Company and Holder of the Class A Certificates, is contributing and transferring the Assets to the Company as a contribution to capital.

     SECTION 2.5 PAYMENT OF EXPENSES BY DEFAULTING PARTY. Any party who breaches any provision of this Agreement or defaults on its obligations under this Agreement (the "Defaulting Party") shall, on demand, indemnify and hold harmless the other party (the "Non-Defaulting

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Party") for and against all reasonable out-of-pocket expenses, including legal fees and costs of collection, incurred by such Non-Defaulting Party by reason of the enforcement and protection of such Non-Defaulting Party's rights under this Agreement.

                                  ARTICLE III
                         Representations and Warranties

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to RSA as of the date hereof:

     (a) ORGANIZATION AND GOOD STANDING. The Company has been duly organized and is validly existing as a limited liability company, and is in good standing, under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

     (b) POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary action.

     (c) BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, and will not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation of the Company or the LLC Agreement, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; will not result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the LLC Agreement); and do not violate any law, or, to the best of the Company's knowledge, any order, rule or regulation, applicable to the Company of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

     (e) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the Company's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF RSA. RSA hereby represents and warrants to the Company as of the date hereof:

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          (i)  ORGANIZATION AND GOOD STANDING. RSA has been duly organized and is validly existing as a business trust, and is in good standing, under the laws of the Commonwealth of Massachusetts, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

          (ii) POWER AND AUTHORITY. RSA has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by RSA by all necessary action.

          (iii) BINDING OBLIGATION. This Agreement has been executed and delivered by RSA and constitutes a legal, valid and binding obligation of RSA enforceable against RSA in accordance with its terms.

          (iv) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, and will not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of RSA, or any indenture, agreement or other instrument to which RSA is a party or by which it is bound; will not result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); and do not violate any law, or, to the best of RSA's knowledge, any order, rule or regulation, applicable to RSA of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over RSA or its properties.

          (v) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to RSA's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over RSA or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or
     (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by RSA of its obligations under, or the validity or enforceability of, this Agreement.

          (vi) TITLE TO SECURITIES. Immediately prior to the transfer contemplated herein, RSA had good title to the Securities free and clear of all liens, encumbrances, security interests and rights of others (other than any such liens, encumbrances, security interests or rights of other pursuant to the VDF Contract or a Forward Sales Contract), and, immediately upon the transfer thereof, the Company shall have good and marketable title to the Securities, free and clear of all liens, encumbrances, security interests and rights of others created by RSA (other than any such liens, encumbrances, security interests or rights of other pursuant to the VDF Contract or a Forward Sales Contract).

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          (vii) ACTIONS WITH RESPECT TO TRANSFER OF ASSETS. RSA has taken all necessary or appropriate actions to be taken with third parties to effect the transfer of the Assets to the Company.

     SECTION 3.3 EFFECTIVENESS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 speak as of the execution and delivery of this Agreement, but shall survive the contribution of the Assets to the Company.

                                   ARTICLE IV
                            Miscellaneous Provisions

     SECTION 4.1 AMENDMENT. This Agreement may be amended from time to time only by a written amendment duly executed and delivered by RSA and the Company.

     SECTION 4.2 WAIVERS. No failure or delay on the part of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 4.3 NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of RSA, to RSA Security Business Trust, 36 Crosby Drive, Bedford, Massachusetts 01730, Attention: General Counsel (telephone (781) 301-5000), with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 Attention: Hal J. Leibowitz (telephone (617) 526-6461); (b) in the case of the Company to Crosby Finance, LLC, c/o Wilmington Trust Company, Rodney Square North, 1100 North market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration (telephone (302) 651-1000); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

     SECTION 4.4 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

     SECTION 4.5 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

     SECTION 4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

                                  [END OF PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

                                   RSA SECURITY BUSINESS TRUST


                                   By: /s/ John F. Kennedy
                                       -----------------------------------------
                                          John F. Kennedy,
                                             not in his individual capacity, but
                                             solely as trustee



                                   CROSBY FINANCE, LLC

                                   By: RSA SECURITY BUSINESS TRUST,
                                             as the Managing Member



                                   By: /s/ John F. Kennedy
                                       -----------------------------------------
                                          John F. Kennedy,
                                             not in his individual capacity, but
                                             solely as trustee

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